EXHIBIT 10.2
PLEDGE AND SECURITY AGREEMENT
Dated as of August 17, 2007
between
Orbital Sciences Corporation
as Grantor
and
Citibank, N.A.
as Administrative Agent
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119

          Pledge And Security Agreement, dated as of August 17, 2007, by Orbital Sciences Corporation (the “Borrower”) and each of the other entities that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of Citibank, N.A. (“Citi”), as agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
W i t n e s s e t h:
          Whereas, pursuant to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and Issuers party thereto and Citi, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and
          Whereas, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;
          Now, Therefore, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
     ARTICLE I Defined Terms
          Section 1.1 Definitions
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.
          (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
“Account”
“Account Debtor”
“Certificated Security”
“Chattel Paper”
“Commercial Tort Claim”
“Deposit Account”
“Documents”
“Equipment”
“General Intangible”
“Goods”
“Instruments”
“Inventory”
“Investment Property”
“Letter-of-Credit Right”

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“Proceeds”
“Security”
“Security Entitlement”
          (c) The following terms shall have the following meanings:
          “Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grant of Security Interest in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grant of Security Interest in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.
          “Agreement” means this Pledge and Security Agreement.
          “Collateral” has the meaning specified in Section 2.1 (Collateral).
          “Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.
          “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
          “Excluded Equity” means any Voting Stock in excess of 66% of the total outstanding Voting Stock of any direct Subsidiary of any Grantor that is a Non-U.S. Person. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).
          “Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) Equipment

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owned by any Grantor that is subject to a purchase money Lien or a capital lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment and (v) any Subject Property until the release or termination of the Lien in favor of the lienholder in respect of such Subject Property; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).
          “Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
          “Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.
          “Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
          “Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
          “Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.
          “Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral).
          “Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all Chattel Paper, certificates or other

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Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or Investment Property.
          “Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.
          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.
          “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
          “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          “Vehicles” means all vehicles covered by a certificate of title law of any state.
          Section 1.2 Certain Other Terms
          (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

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          (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.
          (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (g) The term “including” means “including without limitation” except when used in the computation of time periods.
          (h) The terms “Lender,” “Issuer,” “Administrative Agent” and “Secured Party” include their respective successors.
          (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
     ARTICLE II Grant of Security Interest
          Section 2.1 Collateral
          For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Deposit Accounts;
          (d) all Documents;
          (e) all Equipment;
          (f) all General Intangibles;
          (g) all Instruments;

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          (h) all Inventory;
          (i) all Investment Property;
          (j) all Letter-of-Credit Rights;
          (k) all Vehicles;
          (l) the Commercial Tort Claims described on Schedule 5 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.10 (Notice of Commercial Tort Claims);
          (m) all books and records pertaining to the other property described in this Section 2.1;
          (n) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;
          (o) all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and
          (p) to the extent not otherwise included, all Proceeds;
          provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
          Section 2.2 Grant of Security Interest in Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.
     ARTICLE III Representations and Warranties
          To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties:

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          Section 3.1 Title; No Other Liens
          Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other Permitted Liens, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.
          Section 3.2 Perfection and Priority
          The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Administrative Agent in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Administrative Agent in completed and duly executed form), (ii) the taking of possession by the Administrative Agent of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Administrative Agent or in blank, and (iii) all appropriate filings having been made with the United States Copyright Office. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.
          Section 3.3 Jurisdiction of Organization; Chief Executive Office
          As of the Closing Date, such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) and such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.
          Section 3.4 Inventory and Equipment
          On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit or located at subcontractor facilities or launch locations) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment).
          Section 3.5 Pledged Collateral
          (a) As of the Closing Date, the Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral).
          (b) All of the Pledged Stock of issuers that are Subsidiaries of the Borrower (other than Pledged Stock in limited liability companies and partnerships) has been duly authorized, validly issued and is fully paid and nonassessable.

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          (c) To such Grantor’s knowledge, each of the Pledged Debt Instruments constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).
          (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral).
          (e) As of the Closing Date, other than Pledged Stock constituting General Intangibles, there is no other material Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Administrative Agent.
          Section 3.6 Accounts
          No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).
          Section 3.7 Intellectual Property
          (a) As of the Closing Date, Material Intellectual Property owned by such Grantor that is registered is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and, to such Grantor’s knowledge, the use thereof in the business of such Grantor does not infringe, misappropriate, dilute or violate the intellectual property rights of any other Person.
          (b) As of the Closing Date, to such Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor’s rights in, any Material Intellectual Property.
          (c) As of the Closing Date, no action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein is pending or, to the knowledge of such Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.
          Section 3.8 Commercial Tort Claims
          To the knowledge of the Borrower, the only Commercial Tort Claims of the Borrower existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 5 (Commercial Tort Claims), which sets forth such information separately for each Grantor.
     ARTICLE IV Covenants

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          Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
          Section 4.1 Generally
          Such Grantor shall (a) except as permitted under the Credit Agreement, not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, (b) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement and (c) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral if such restriction would have a Material Adverse Effect.
          Section 4.2 Maintenance of Perfected Security Interest; Further Documentation
          (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) with respect to the Collateral described therein and shall defend such security interest and such priority against the claims and demands of all Persons other than claims and demands associated with Permitted Liens.
          (b) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution (it being understood that such requirements shall not include the obtaining of control agreements or the making of filings under the assignment of claims act).
          Section 4.3 [Reserved].
          Section 4.4 Pledged Collateral
          (a) Such Grantor shall deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral, but excluding any Pledged Collateral with a value of less than $500,000), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 1 (Form of Pledge

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Amendment), or such other documentation reasonably acceptable to the Administrative Agent. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. The Administrative Agent shall have the right, upon the occurrence and continuation of a Default or an Event of Default, to transfer to or to register in its name or in the name of its nominee any Pledged Collateral and to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
          (b) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral with respect to the Pledged Collateral. If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.
          (c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (d) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property included in the Collateral to any Person other than the Administrative Agent.
          (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and shall comply with such terms insofar as such terms are applicable to it. In the case of any Grantor that is a holder of any Stock or Stock Equivalent in any Person that is an issuer of Pledged Collateral, such Grantor consents to (i) the exercise of the rights granted to the Administrative Agent hereunder (including those described in Section 5.3 (Pledged Collateral)), and (ii) the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Stock in such Person and to the transfer of such Pledged Stock to the Administrative Agent or its nominee and, upon the occurrence and during the continuation of an Event of Default, to the substitution of the Administrative Agent or its nominee as a holder of such Pledged Stock with all the rights, powers and duties of other holders of Pledged Stock of the same class and, if the Grantor having pledged such Pledged Stock hereunder had any right, power or duty at the time of such pledge or at the time of such substitution beyond that of such other holders, with all such additional rights, powers and duties. Such Grantor agrees to execute and deliver to the Administrative Agent such certificates, agreements and other documents as may be necessary to evidence, formalize or otherwise give effect to the consents given in this clause (e).
          (f) Such Grantor shall not, without the consent of the Administrative Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Collateral pledged by such Grantor hereunder, including (i) any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or (ii) any election to turn any previously uncertificated Stock that is part of

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the Pledged Collateral into certificated Stock; provided, however, that the actions described in the foregoing clauses (i) and (ii) shall be permitted if the Grantor takes all appropriate actions as may be required to preserve and protect the first priority security interest of the Administrative Agent in such Collateral.
          Section 4.5 Accounts
          (a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of its Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          (b) At any time after the occurrence and during the continuation of an Event of Default, following notification to the Grantors, the Administrative Agent in its own name or in the name of others may communicate with Account Debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.
          Section 4.6 Delivery of Instruments and Chattel Paper
          If any amount in excess of $500,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citibank, N.A., as Administrative Agent”.
          Section 4.7 Intellectual Property
          (a) Such Grantor (either itself or through licensees) shall (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, unless such Grantor determines, in its reasonable business judgment, that such Trademark is no longer necessary or appropriate for use in its business, (ii) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (iii) except as would not reasonably be expected to have a Material Adverse Effect, not (and not permit any licensee or sublicensee thereof to) do any

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act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way.
          (b) Such Grantor (either itself or affirmatively through licensees) shall not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property could reasonably be expected to become forfeited, abandoned or dedicated to the public.
          (c) Such Grantor (either itself or affirmatively through licensees) (i) shall not do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property could reasonably be expected to become invalidated and (ii) shall not (either itself or through licensees) do any act whereby any portion of the Copyrights that is Material Intellectual Property could reasonably be expected to fall into the public domain.
          (d) Such Grantor shall notify the Administrative Agent promptly if it knows that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
          (e) Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark reported or required to be reported pursuant to Section 6.2 of the Credit Agreement.
          (f) Such Grantor shall take all actions necessary in its reasonable business judgment, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
          (g) In the event that any Material Intellectual Property included in the Collateral is or has been infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Such Grantor shall take such actions in response to such infringement, misappropriation or dilution as it deems appropriate in its reasonable business judgment under the circumstances to protect such Material Intellectual Property.
          (h) Unless otherwise agreed to by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent for filing (i) in the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement), (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) and (iii) in the United States

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Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement).
          Section 4.8 [Reserved].
          Section 4.9 Payment of Obligations
          Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.
          Section 4.10 Notice of Commercial Tort Claims
          Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim with a value in excess of $500,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall, promptly upon such acquisition, deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 5 (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a first-priority perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 5 (Commercial Tort Claims) delivered pursuant to this Section 4.10 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Schedule 5 (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
     ARTICLE V Remedial Provisions
          Section 5.1 Code and Other Remedies
          During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate

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and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except as relating to or arising out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          Section 5.2 Accounts and Payments in Respect of General Intangibles
          (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days deposited by such Grantor (or, as applicable, duly indorsed by such Grantor to the Administrative Agent), in a Cash Collateral Account or as otherwise directed by the Administrative Agent by written notice. Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) At the Administrative Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

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          (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.
          (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.
          (e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.
          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          Section 5.3 Pledged Collateral
          (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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          (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
          (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.
          Section 5.4 Registration Rights
          (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.4 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.4 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.4 shall be specifically enforceable against such Grantor, and such

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Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
          Section 5.5 Deficiency
          Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to such Grantor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.
     ARTICLE VI The Administrative Agent
          Section 6.1 Administrative Agent’s Appointment as Attorney-in-Fact
          (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may deem appropriate to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
     (iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or Section 5.4 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and
     (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative

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Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          Section 6.2 Duty of Administrative Agent
          The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. None of the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for

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amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          Section 6.3 Authorization of Financing Statements
          Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar effect; provided, however, that if requested by the Borrower, any such financing statement or amendment shall specifically identify any Excluded Property that is not subject thereto. Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
          Section 6.4 Authority of Administrative Agent
          Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
     ARTICLE VII Miscellaneous
          Section 7.1 Amendments in Writing
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 (Form of Pledge Amendment) and Annex 2 (Form of Joinder Agreement) respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.
          Section 7.2 Notices

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          All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.8.
          Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
          Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          Section 7.4 Successors and Assigns
          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          Section 7.5 Counterparts
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
          Section 7.6 Severability
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 7.7 Section Headings

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          The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
          Section 7.8 Entire Agreement
          This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.
          Section 7.9 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 7.10 Additional Grantors
          If, pursuant to Section 7.9 (Subsidiaries) of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
          Section 7.11 Release of Collateral
          (a) At the time provided in Section 10.8(b)(i) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If the Administrative Agent shall be directed or permitted pursuant to Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall, at the request of the Borrower, be released from the Lien created hereby to the extent permitted pursuant to the terms and conditions set forth in, Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement. In connection therewith, the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be sold or disposed or such Grantor shall be dissolved or liquidated; provided,

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however, that the Borrower shall have delivered to the Administrative Agent, at least five Business Days (or such shorter period as permitted by the Administrative Agent) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, together with a certification by the Borrower in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
          Section 7.12 Reinstatement
          Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.
[Signature Pages Follow]

          In witness whereof, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

Orbital Sciences Corporation, as Grantor
By:	/s/ Michael R. Williams
	Name:	Michael R. Williams
	Title:	Senior Vice President and Treasurer

Accepted and Agreed
as of the date first above written:

Citibank, N.A.
as Administrative Agent

By:	/s/ Tucker R. Borden
Name: Tucker R. Borden
Title: Vice President
[Signature Page to Pledge and Security Agreement]

ANNEX 1
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF PLEDGE AMENDMENT
          This Pledge Amendment, dated as of                        , 20  , is delivered pursuant to Section 4.4(a) (Pledged Collateral) of the Pledge and Security Agreement, dated as of August 17, 2007, by Orbital Sciences Corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto as Grantors in favor of Citibank, N.A., as agent for the Secured Parties referred to therein (the “Pledge and Security Agreement”) and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

[Grantor]
By:
Name:
Title:

Pledged Stock

Number of
Shares,
Units or
Issuer	Class	Certificate No(s).	Par Value	Interests

Pledged Debt Instruments

Principal
Issuer	Description of Debt	Certificate No(s).	Final Maturity	Amount

A1-1

Acknowledged and Agreed
as of the date first above written:

Citibank, N.A.
as Administrative Agent

By:
Name:
Title:

A1-2

ANNEX 2
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
          This Joinder Agreement, dated as of                      ___, 20___, is delivered pursuant to Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, dated as of August 17, 2007, by Orbital Sciences Corporation (the “Borrower”) in favor of the Citibank, N.A., as agent for the Secured Parties referred to therein (the “Pledge and Security Agreement”). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.
          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 (Additional Grantors) of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.
          The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Pledge and Security Agreement. [By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Agreement shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned.]1
          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III (Representations and Warranties) of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.
          In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[Additional Grantor]
By:
Name:
Title:

[1]	Insert to pledge Stock of the new Subsidiary without doing a Pledge Amendment.

A2-1

Acknowledged and Agreed
as of the date first above written:

[Each Grantor Pledging
Additional Collateral]

By:
Name:
Title:

Citibank, N.A.
as Administrative Agent

By:
Name:
Title:

A2-2

ANNEX 3
TO
PLEDGE AND SECURITY AGREEMENT
FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AMENDMENT
          [Copyright] [Patent] [Trademark] Security Agreement, dated as of August 17, 2007, by each of the entities listed on the signature pages hereof [or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) of the Security Agreement referred to below] (each a “Grantor” and, collectively, the “Grantors”), in favor of Citibank, N.A. (“Citi”), as agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”).
W i t n e s s e t h:
          Whereas, pursuant to the Credit Agreement, dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Orbital Sciences Corporation (the “Borrower”), the Lenders and Issuers party thereto and Citi, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and
          Whereas, the Grantors are party to a Pledge and Security Agreement of even date herewith in favor of the Administrative Agent (the “Security Agreement”) pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;
          Now, Therefore, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
          Section 1. Defined Terms
          Unless otherwise defined herein, terms defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.
          Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral
          Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):
          [(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all extensions of the foregoing; and

A3-1

          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Copyright or Copyright licensed under any Copyright License.]
or
          [(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all reissues, continuations or continuations-in-part of the foregoing; and
          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.]
or
          [(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
          (b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and
          (c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.]
provided, however, that “[Copyright] [Patent] [Trademark] Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute [Copyright] [Patent] [Trademark] Collateral.
          Section 3. Security Agreement
          The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
[Signature Pages Follow]

A3-2

          In witness whereof, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[Grantor], as Grantor
By:
Name:
Title:

Accepted and Agreed as of the date first above written:

Citibank, N.A. as Administrative Agent

By:
Name:
Title:
[Signature Page to [Copyright] [Patent] [Trademark] Security Agreement]

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT
[Copyright] [Patent] [Trademark] Registrations
INCLUDE ONLY U.S. REGISTERED INTELLECTUAL PROPERTY
[A.	REGISTERED COPYRIGHTS

[Include Copyright Registration Number and Date]

B.	COPYRIGHT APPLICATIONS

C.	COPYRIGHT LICENSES]

[A.	REGISTERED PATENTS

B.	PATENT APPLICATIONS

C.	PATENT LICENSES]

[A.	REGISTERED TRADEMARKS

B.	TRADEMARK APPLICATIONS

C.	TRADEMARK LICENSES]

[Include complete legal description of agreement (name of agreement, parties and date)]

A3-4

i

TABLE OF CONTENTS
(continued)
ii

Annexes and Schedules

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Short Form Intellectual Property Security Agreement

Schedule 1	Jurisdiction of Organization; Principal Executive Office
Schedule 2	Pledged Collateral
Schedule 3	Filings
Schedule 4	Location of Inventory and Equipment
Schedule 5	Commercial Tort Claims
iii

Pledge and Security Agreement
Orbital Sciences Corporation
Schedule 1 – Jurisdiction of Organization; Principal Executive Office

		Organizational
Legal Name of	Jurisdiction of	Identification
Grantor	Organization	Number	Chief Executive Office
Orbital Sciences Corporation	Delaware	2130792	21839 Atlantic Boulevard Dulles, Virginia 20166

Pledge and Security Agreement
Orbital Sciences Corporation
Schedule 2 – Pledged Collateral
A. Pledged Stock

Pledgor	Issuer	Number of Shares	Ownership Percentage
Orbital Sciences Corporation	Orbital Communications Corporation	4,650,000	99%
Orbital Sciences Corporation	DigitalGlobe, Inc.	321,968	Not Available
B. Pledged Debt Instruments
None.
C. LLC Interests
None.
D. Partnership Interests
None.

Pledge and Security Agreement
Orbital Sciences Corporation
Schedule 3 – Filings**

Type of Filing	Location
UCC-1 Financing Statement	Secretary of State of the State of Delaware

**Note:	This schedule does not purport to indicate appropriate filing offices with respect to Collateral constituting fixtures.

Pledge and Security Agreement
Orbital Sciences Corporation
Schedule 4 – Location of Inventory and Equipment
See Schedule 4.19 of the Credit Agreement.

Pledge and Security Agreement
Orbital Sciences Corporation
Schedule 5 – Commercial Tort Claims
None.